SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                           October 3, 2006
Date of Report (Date of earliest event reported)

           ASIA PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

800 5th Avenue, Suite 4100
                         Seattle, Washington 98104
(Address of principal executive offices, including zip code)

                             (206) 447-1379
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

As used in this report, "we", "us", "our", and the "Company" refer to Asia Payment Systems, Inc., a Nevada corporation.

On September 28, 2006, the Company, Cardtrend Systems Sdn. Bhd., a company incorporated in Malaysia ("Cardtrend"), Low Kok Keng, the principal shareholder of Cardtrend ("KK Low"), and three other shareholders of Cardtrends, namely, Ng Chee Keong, Chai Hong Yoon and Chong Shian Chang, entered into a Share Exchange Agreement (the "Agreement") to exchange 100% of their capital stock of Cardtrend Systems Sdn. Bhd for the issuance by the Company of 2,500,000 Series B Voting Convertible Preferred Shares (the "Preferred Stock") to KK Low, Ng Chee Keong, Chai Hong Yoon, Chong Shian Chang and various other interested parties based on the following schedule:

[ ]     1.5 million Preferred Shares upon closing of the Share Exchange Agreement;

[ ]     0.5 million Preferred Shares upon Cardtrend achieving US$150K of sales revenue after the closing of the Share Exchange Agreement;

[ ]     0.5 million Preferred Shares upon Cardtrend achieving another US$150K of sales revenue after the first $US150K.

The Preferred Stock will be automatically convertible into shares of our common stock on a basis of ten (10) common stock for each Preferred Stock upon shareholders' approval of an increase in our authorized number of shares of common stock.

If the Share Exchange is consummated, Cardtrend will become a wholly-owned subsidiary of the Company.

In addition, on September 28, 2006, the Company entered into an employment contract with KK Low pursuant to which:

  KK Low will serve as our Chief Technology Officer and Head of Processing Business for a period of five (5) years effective immediately
  KK Low is appointed as a director of the Company.
  KK Low will receive an aggregate of 1,850,000 options to purchase our common stock at an option price of US$ 0.13 per share on the following vesting schedule: 75,000 options per quarter commencing from September 28, 2006 and ending September 27, 2011, and 350,000 options on September 28, 2010..
  KK Low will receive an initial base salary of HK$ 75,000 per month.
  KK Low will receive a profit sharing incentive payment of one and a half percent (1.5%) of the Company's annual earnings before interest, tax, depreciation and amortization (EBITDA).

  KK Low will receive, upon the termination of his employment, a total payment of HK$ 900,000 payable in two (2) equal installments, one upon the termination of his employment and the other at the end of one year after the termination of his employment, in return for his agreement not to compete with the Company for a period of one year thereafter.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 26, 2006, Benny Sing Bun Lee resigned as a Member of the Board of Directors of the Company to create a vacancy for the appointment of Low Kok Keng ("KK Low") to the Board of the Company, effective September 28th, 2006.

Pursuant to an Employment Contract dated September 28, 2006, KK Low was appointed to serve as the Chief Technology Officer and Head of Processing Business of the Company for a term of five (5) years.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(b)     Exhibits:

99.1   -      Press Release issued October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC.
(Registrant)

Date: October 3, 2006	By:	CHARLIE RODRIGUEZ
Charlie Rodriguez, Secretary and Director